FORM OF INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and executed effective as of the __ day of _________, 2014, by and between Roberts Realty Investors, Inc., a Georgia corporation (the “Company”), and _____________________, an individual resident of the State of _____________ (the “Indemnitee”).

WHEREAS, the Company is aware that, to induce highly competent persons to continue to serve the Company as directors or officers or in other capacities, the Company must provide such persons with adequate protection through exculpation of directors from personal liability (per the Company’s articles of incorporation), directors and officers liability insurance, advancement of expenses and indemnification against risks of claims and actions against them, and against damage to their professional or personal reputations resulting from allegations, claims, actions and investigations, arising out of or relating to their service to and activities on behalf of the Company;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company’s shareholders that the Company act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify and advance the expenses of such persons to the fullest extent not prohibited by applicable law and to guarantee such persons would realize the benefit of any subsequent changes in applicable law relating to indemnification or advancement of expenses so that they will continue to serve the Company free from undue concern that they will not be so indemnified, thereby ensuring that the decisions of such persons for or on behalf of the Company will be independent, objective and in the best interests of the Company’s shareholders;

WHEREAS, it is reasonable, prudent and necessary for the Company to provide such persons with the specific contractual assurance that the exculpation from personal liability for directors, the right to directors and officers liability insurance and the rights to indemnification and advancement of expenses provided to them remain available regardless of, among other things, any amendment to or revocation of the indemnification or advancement of expenses provisions in the Company’s amended and restated articles of incorporation, as amended (and as may be further amended from time to time, the “Articles”) or the Company’s bylaws (as may be amended from time to time, the “Bylaws”) or any change in composition or philosophy of the Company’s Board of Directors such as might occur following an acquisition or Change of Control of the Company;

WHEREAS, it is reasonable, prudent and necessary for the Company to further provide that the determination of whether such persons are entitled to indemnification and advancement of expenses will not be made by a Board of Directors of uncertain composition, and that if judicial assistance to obtain such indemnity or advancement of expenses is required, such persons can receive indemnity against, and the advancement of expenses incurred in pursuing their rights to indemnification and/or advancement of expenses; and

WHEREAS, Indemnitee is willing to serve, continue to serve, and take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified;

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee do hereby agree as follows:

1. Indemnification.

(a) Subject to Section 6 of this Agreement, the Company hereby agrees to hold harmless and indemnify Indemnitee if Indemnitee is a party to a Proceeding by reason of Indemnitee’s Corporate Status to the maximum extent not prohibited by the Georgia Business Corporation Code, as amended (“GBCC”), as the same now exists or may hereafter be amended (but only to the extent any such amendment permits the Company to provide broader indemnification rights than the GBCC permitted the Company to provide before such amendment); provided, however, that, except as provided in Sections 6, 8 and 10 of this Agreement, Indemnitee shall not be entitled to Indemnification or Advancement of Expenses in connection with a Proceeding initiated by Indemnitee (other than in a Corporate Status capacity) against the Company or any director or officer of the Company unless the Company has joined in or consented in writing to the initiation of such Proceeding.

(b) Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not be obligated to indemnify Indemnitee for expenses and the payment of profits by Indemnitee arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar statute; provided, however, that the Company may advance Expenses in accordance with Section 8 of this Agreement in connection with Indemnitee’s defense of a claim under Section 16(b) of the Exchange Act, which advances shall be repaid to the Company if it is ultimately determined that Indemnitee is not entitled to indemnification of such Expenses.

2. Indemnification for Expenses When Serving on Behalf of the Company.

To the extent that the Indemnitee has served on behalf of or at the request of the Company as a witness or other participant in any Proceeding, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith, without any determination pursuant to Section 6.

3. Indemnification for Expenses of a Party Who is Wholly or Partly Successful.

Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful on the merits or otherwise in any Proceeding, Indemnitee shall be indemnified against reasonable Expenses incurred by Indemnitee in connection with the Proceeding, regardless of whether Indemnitee has met the standards set forth in the GBCC and without any action or determination in accordance with Section 6. If Indemnitee is not wholly successful in such Proceeding but is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with each claim, issue or matter with respect to which Indemnitee was successful.

4. Partial Indemnification.

If Indemnitee is entitled under any provision of this Agreement to Indemnification by the Company for some or a portion of the Expenses, judgments, claims, losses and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the investigation, defense, appeal or settlement of a Proceeding covered by Section 1, but is not entitled to Indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, claims, losses and amounts paid in settlement actually and reasonably incurred by Indemnitee to which Indemnitee is entitled.

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5. Notification of Proceeding and Defense of Claims Against Indemnitee.

(a) Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim for Indemnification is to be made under this Agreement, notify the Company in writing of the commencement of such Proceeding; but the omission to so notify the Company will not relieve the Company from any liability that it may have to Indemnitee under this Agreement or otherwise if the failure or delay does not materially prejudice the Company.

(b) The Company shall be entitled to participate in the defense of any Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee, provided, however, if Indemnitee concludes in good faith that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in the Proceeding include both Indemnitee and the Company and Indemnitee concludes that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, (c) any representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, or (d) following a Change in Control, the Company fails to engage counsel reasonably satisfactory to Indemnitee, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel) at the Company’s expense.

(c) The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent, which consent shall not be unreasonably withheld, provided, however, that the Company shall be deemed to have consented to any settlement if the Company does not object to such settlement within thirty (30) days after receipt by the Company of a written request for consent to such settlement. The Company shall be required to obtain the consent of Indemnitee to settle any Proceeding in which Indemnitee is named as a party or has potential liability exposure, unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of the Proceeding.

(d) As soon as practicable after the receipt of a notice of a claim for Indemnification pursuant to this Section 5, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of the policies.

6. Procedure for Determination of Entitlement to Indemnification.

The parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to Indemnification under this Agreement (provided, however, if the procedures for determination of entitlement to indemnification as currently set forth in the GBCC are amended to create any material inconsistency between such procedures in the GBCC and the procedures set forth below, the procedures set forth below shall also be deemed to be amended in the same manner to the extent necessary to remove the inconsistency without any further action on the part of the Company or Indemnitee):

(a) To obtain Indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to Indemnification. The Corporate Secretary of the Company (or in the absence of the Corporate Secretary, the Chief Financial Officer of the Company) shall, promptly upon receipt of a claim for Indemnification from the Indemnitee, advise the Board of Directors in writing that Indemnitee has requested Indemnification. Any Expenses incurred by the Indemnitee in connection with the Indemnitee’s request for Indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold the Indemnitee harmless for any Expenses incurred by Indemnitee under the immediately preceding sentence irrespective of the outcome of the determination of the Indemnitee’s entitlement to Indemnification.

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(b) The Company shall not indemnify Indemnitee under Section 1(a) unless a determination has been made for a specific Proceeding that indemnification of Indemnitee is permissible because Indemnitee has met the standards set forth in Chapter 2, Article 8, Part 5 of the GBCC. Upon written request by the Indemnitee for Indemnification, the entitlement of Indemnitee to Indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons, who shall be empowered to make such determination:

(i) If there are two or more Disinterested Directors, by the Board of Directors by a majority vote of all the Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote;

(ii) By special legal counsel (A) selected in the manner prescribed in paragraph (i) of this subsection; or (B) if there are fewer than two Disinterested Directors, selected by the Board of Directors (in which selection directors who do not qualify as Disinterested Directors may participate); or

(iii) If consented to by Indemnitee, by the shareholders, but the shares beneficially owned by or voted under the control of the officers and directors who are at the time parties to the Proceeding may not be voted on the determination;

provided, however, that following a Change of Control, with respect to all matters thereafter arising out of acts, omissions or events before the Change of Control, upon the request of Indemnitee, any determination concerning the rights of Indemnitee to seek Indemnification under this Agreement shall be made by Independent Counsel. Independent Counsel shall determine as promptly as practicable whether and to what extent Indemnitee is entitled to Indemnification under this Agreement and applicable law and shall render a written opinion to the Company and to Indemnitee to such effect. The Company agrees to be bound by, and not contest, appeal or seek reconsideration of, such opinion of Independent Counsel. The Company further agrees to pay the reasonable fees and expenses of Independent Counsel within twenty (20) days after Independent Counsel’s statement for professional services rendered is submitted to the Company, and to fully indemnify Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Section 6 or its engagement pursuant hereto.

(c) If the person, persons or entity empowered or selected under Section 6(b) to determine whether Indemnitee is entitled to Indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to Indemnification shall be deemed to have been made and Indemnitee shall be entitled to such Indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to Indemnification in good faith requires such additional time for the obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(c) shall not apply if the Indemnitee consents to determination of entitlement to indemnification by the shareholders pursuant to Section 6(b)(iii) of this Agreement.

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(d) Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to Indemnification, including providing to such person, persons or entity upon reasonable advance request such documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, members of the Board of Directors, or shareholders of the Company shall act reasonably and in good faith in making a determination under the Agreement of Indemnitee’s entitlement to Indemnification. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to Indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

7. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to Indemnification pursuant to Section 6 of this Agreement, and in any Proceeding or court application pursuant to Section 10 of this Agreement, the parties agree that Indemnitee shall be presumed to be entitled to Indemnification hereunder and the Company shall be required to make any showing necessary to the making of any determination contrary to such presumption by the greater weight of the evidence.

(b) The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of Indemnitee to Indemnification, except as otherwise provided in this Agreement.

(c) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to Indemnification under this Agreement.

8. Advancement of Expenses.

(a) All Expenses actually incurred by Indemnitee as a party, witness or other participant by reason of Indemnitee’s Corporate Status in connection with any Proceeding (including a Proceeding by or on behalf of the Company) shall be paid by the Company in advance of the final disposition of such Proceeding, if so requested by Indemnitee, within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances. Indemnitee may submit such statements from time to time.

(b) Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee in connection therewith; provided, however, that following a Change of Control or in the event of a Proceeding brought by or in the name of the Company, the Company agrees that Indemnitee shall be required to submit to the Company only summary statements and invoices, and that in connection with such submissions, Indemnitee shall have the right to withhold or redact any documents or information that are protected by the attorney-client privilege or the attorney work product doctrine.

(c) Indemnitee’s submission of statements and requests for payment of Expenses pursuant to this Section 8 shall include or be accompanied by: (i) a written affirmation by Indemnitee of Indemnitee’s good faith belief that Indemnitee has met the standard of conduct necessary for indemnification under the GBCC or that the Proceeding involves conduct for which liability has been eliminated under a provision of the Articles as authorized by Section 14-2-202(b)(4) of the GBCC, and (ii) a written undertaking, executed personally or on behalf of Indemnitee, to repay any such amounts if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company pursuant to this Agreement or otherwise. Such undertaking must be an unlimited general obligation of Indemnitee, but need not be secured and shall be accepted without reference to the financial ability of Indemnitee to make repayment.

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(d) Indemnitee’s entitlement to the Advancement of Expenses under this Agreement shall include those incurred in connection with any Proceeding by Indemnitee, including any Proceeding or court application to enforce this Agreement pursuant to Section 10 of this Agreement.

(e) Any advances or undertakings to repay pursuant to this Section 8 shall be unsecured and interest free.

9. The Company’s Obligation to Pay Indemnification Amounts.

The Company agrees to pay to or for the benefit of Indemnitee all amounts due and owing under its Indemnification obligations as determined pursuant to Section 6 of this Agreement within thirty (30) days after such determination has been made and delivered to the Company. All written opinions of Independent Counsel and all statements, invoices, judgments and/or settlement agreements subject to the Company’s Indemnification obligations under this Agreement shall be submitted to the Company at the address provided pursuant to Section 25 of this Agreement, and shall be deemed received by the Company on the date of mailing or overnight delivery, the date of transmission by electronic means, or the date of delivery by hand (as the case may be).

10. Remedies of the Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses or Failure or Refusal of Company to Pay Indemnification Amounts.

(a) If a determination by the Company is made that Indemnitee is not entitled to Indemnification hereunder, or if payment has not been timely made following a determination of entitlement to Indemnification pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to apply to the court conducting the Proceeding or any other court of competent jurisdiction for an order requiring the Company to indemnify Indemnitee in accordance with this Agreement, GBCC Section 14-2-854 (as such statute may be amended) and the Company’s Articles and Bylaws.

(b) If Expenses are not timely advanced pursuant to Section 8 of this Agreement, Indemnitee shall be entitled to a summary determination, without a jury, of the Company’s obligation to advance Expenses by the court conducting the Proceeding or any other court of competent jurisdiction, in accordance with the provisions of Section 14-2-854 of the GBCC (as such statute may be amended).

(c) The Company shall not oppose Indemnitee’s right to seek court-ordered indemnification.

(d) Such court application or other Proceeding to enforce this Agreement commenced by Indemnitee shall be made de novo, and Indemnitee shall not be prejudiced by reason of a prior determination under this Agreement (if so made) that Indemnitee is not entitled to Indemnification or Advancement of Expenses.

(e) Notwithstanding any provisions of Section 14-2-854 of the GBCC to the contrary, the parties agree that if Indemnitee seeks: (i) a court order determining Indemnitee’s rights under this Agreement pursuant to this Section 10; (ii) to recover damages for breach of this Agreement; (iii) to recover under any directors and officers liability insurance policies maintained by the Company as required by this Agreement; or (iv) to intervene in, or is otherwise made subject to, any Proceeding in which the validity or enforceability of this Agreement is at issue, the Company shall, in accordance with the provisions of Section 8 of this Agreement, advance any and all Expenses actually incurred by Indemnitee in such Proceeding.

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(f) If a determination is made or deemed to have been made pursuant to the terms of Section 6 of this Agreement that Indemnitee is entitled to Indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable.

(g) The Company further agrees to stipulate in any such Proceeding that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary.

11. Other Rights to Indemnification and Advancement of Expenses.

The rights to Indemnification and Advancement of Expenses provided by this Agreement are cumulative, and not exclusive, and are in addition to any other rights to which Indemnitee may now or in the future be entitled under any provision of the Bylaws or the Articles, any vote of shareholders or Disinterested Directors, any provision of law or otherwise. Except as required by applicable law, the Company shall not adopt any amendment to its Bylaws or Articles, the effect of which would be to deny, diminish or encumber Indemnitee’s rights to Indemnification and Advancement of Expenses under this Agreement.

12. Director and Officer Liability Insurance.

(a) The Company shall use commercially reasonable efforts to obtain and maintain a policy or policies of liability insurance, including broad form individual non-indemnifiable loss coverage (with difference-in-condition feature), with reputable insurance companies providing Indemnitee with coverage for losses from wrongful acts, including Expenses, and to ensure the Company’s performance of its Indemnification and Advancement of Expenses obligations under this Agreement. Such coverage shall not be on terms of coverage or amounts less favorable to Indemnitee than those of the policies in effect on the date of this Agreement, except to the extent coverage on such terms or in such amounts cannot be obtained through the use of commercially reasonable efforts.

(b) The Company further agrees that all of the provisions of this Agreement shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made to, or on behalf of, the Indemnitee under an insurance policy shall reduce the obligations of the Company hereunder.

13. Subrogation.

In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Following receipt of indemnification payments pursuant to this Agreement, as further assurance, Indemnitee shall execute all papers required and take all action reasonably necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights.

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14. Spousal Indemnification and Advancement of Expenses.

The Company shall provide Indemnitee’s spouse to whom Indemnitee is legally married at any time Indemnitee is covered under the Indemnification provided in this Agreement (even if Indemnitee did not remain married to such person during the entire period of coverage) against any Proceeding for the same period, to the same extent and subject to the same standards, limitations, obligations and conditions under which Indemnitee is provided Indemnification herein, if Indemnitee’s spouse (or former spouse) becomes involved in a Proceeding solely by reason of such person’s status as Indemnitee’s spouse, including, without limitation, any Proceeding that seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from Indemnitee to Indemnitee’s spouse (or former spouse). Indemnitee’s spouse or former spouse also shall be entitled to Advancement of Expenses to the same extent that Indemnitee is entitled to Advancement of Expenses provided under Section 8 of this Agreement. The Company may maintain insurance to cover its obligations hereunder with respect to Indemnitee’s spouse (or former spouse); provided, however, that the Company agrees that the provisions of this Agreement shall remain in effect regardless of whether such liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made to, or on behalf of, Indemnitee’s spouse under such an insurance policy shall reduce the obligations of the Company hereunder.

15. Intent.

This Agreement is intended to confer upon Indemnitee the broadest possible rights to indemnification and advancement of expenses not prohibited by the GBCC and shall be in addition to any other rights Indemnitee may have under the Company’s Articles, Bylaws, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) or otherwise permits greater rights to indemnification and/or advancement of expenses than would be afforded currently under the Company’s Articles, Bylaws, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. In addition, in the event of any change in applicable law, statute or rule that narrows the right of a Georgia corporation to indemnify, or advance expenses to, a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

16. Effective Date.

The provisions of this Agreement shall cover claims or Proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions that heretofore have taken place. The Company shall be liable under this Agreement, to the extent specified in Sections 1, 2, 3, 4, 8 and 14 of this Agreement, for all acts and omissions of Indemnitee while serving as a director and/or officer, notwithstanding the termination of Indemnitee’s service, if such act was performed or omitted to be performed during the term of Indemnitee’s service to the Company.

17. Duration of Agreement.

This Agreement shall survive and continue even though Indemnitee may have terminated Indemnitee’s service as a director, officer, employee, agent or fiduciary of the Company or as a director, officer, partner, employee, agent or fiduciary of any other entity, including, but not limited to another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise or by reason of any act or omission by Indemnitee in any such capacity. This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the Company’s assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representatives. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

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18. Disclosure of Payments.

Except as required by any Federal or state securities laws or other Federal or state law, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained.

19. Time of the Essence.

The parties expressly agree time is of the essence with respect to all provisions of this Agreement.

20. Severability.

If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable.

21. Counterparts.

This Agreement may be executed by one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

22. Captions.

The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

23. Definitions.

For purposes of this Agreement:

“Advancement of Expenses” shall mean the advancement of expenses obligations provided under Sections 8 and 14 of this Agreement.

“Change in Control” shall mean:

(i) a “change in control” of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the Exchange Act as in effect on the date of this Agreement;

(ii) a “person” (as that term is used in Section 14(d)(2) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities representing forty-five percent (45%) or more of the combined voting power for election of directors of the then outstanding securities of the Company;

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(iii) the individuals who at the beginning of any period of two (2) consecutive years or less (starting on or after the date of this Agreement) constitute the Company’s Board of Directors cease for any reason during such period to constitute at least a majority of the Company’s Board of Directors, unless the election or nomination for election of each new member of the Board of Directors was approved by vote of at least two-thirds (2/3rds) of the members of such Board of Directors then still in office who were members of such Board of Directors at the beginning of such period;

(iv) the shareholders of the Company approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Company shall be changed, converted or exchanged into or for securities of another organization (other than a merger with Roberts Properties Residential, L.P. or a wholly-owned subsidiary of the Company), or any dissolution or liquidation of the Company or any sale or the disposition of fifty percent (50%) or more of the assets or business of the Company; or

(v) the shareholders of the Company approve any reorganization, merger, consolidation, or share exchange with another corporation unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than sixty percent (60%) of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in Section 23(a)(iv)(A) above immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Company common stock immediately before the consummation of such transaction, provided, however, (C) the percentage described in Section 23(a)(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in Section 23(a)(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Company by the persons described in Section 23(a)(iv)(A) immediately before the consummation of such transaction.

“Corporate Status” describes the status of a person who is or was a director or officer of the Company or an individual who, while a director or officer of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee, administrator or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, entity, or other enterprise. Corporate Status also describes a person’s service in connection with an employee benefit plan at the Company’s request if such person’s duties to the Company also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan. Corporate Status includes, in reference to a particular person unless the context requires otherwise, the estate or personal representative of such person.

“Disinterested Director” shall mean a director of the Company who is not or was not a party to the Proceeding in respect of which Indemnification is being sought by the Indemnitee.

“Expenses” shall include all attorneys’ fees, retainers, court costs, forum fees and costs, transcript costs, fees and expenses of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in any threatened, pending or completed Proceeding, whether civil, criminal, administrative, arbitrative or investigative in nature, in each case to the extent reasonable.

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“Indemnification” shall mean the indemnification obligation provided under Paragraphs 1, 2, 3, 4 and 14 of this Agreement.

“Independent Counsel” shall mean counsel selected by Indemnitee from the then current list of “AmLaw 200” U.S. law firms who has not otherwise performed services for Indemnitee or for the Company or any affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the Company (whether or not they were affiliates when services were so performed) within the five (5) years preceding its engagement to render a written opinion pursuant to Section 6(b) of this Agreement following a Change in Control, except that such counsel may have provided other indemnification opinions pursuant to this Agreement within said five (5) year period.

“Proceeding” shall mean any threatened, pending, or completed action, lawsuit, class action, arbitration, regulatory or governmental inquiry, informal investigation or formal investigation, or proceeding, including discovery, whether civil, criminal, administrative, arbitrative, or investigative, whether formal or informal and including any action brought under the federal securities laws.

24. Entire Agreement, Modification and Waiver.

This Agreement constitutes the entire agreement and understanding of the parties hereto regarding the subject matter hereof, and no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No supplement, modification or amendment of this Agreement shall limit or restrict any right of Indemnitee under this Agreement in respect of any act or omission of Indemnitee before the effective date of such supplement, modification or amendment unless expressly provided therein. Notwithstanding the foregoing, to the extent Indemnitee is a third party beneficiary of an agreement entered into by the Company in connection with a Change in Control (a “Transaction Agreement”), this Agreement shall in no way limit any additional protections afforded to the Indemnitee as a third party beneficiary pursuant to the terms of such Transaction Agreement.

25. Notices.

All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail, return receipt requested with postage prepaid, on the date shown on the return receipt:

If to Indemnitee, to the address noted on the signature page hereto.

If to the Company, to:

375 Northridge Road

Suite 330

Atlanta, GA 30350

or to such other address as may be furnished to Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

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26. Governing Law.

The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, applied without giving effect to any conflicts-of-law principles.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

ROBERTS REALTY INVESTORS, INC.:

By:
Name:
(print)
Title:

INDEMNITEE:

Signature

Print name of Indemnitee

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